                                                                   EXHIBIT 10(a)

                                PULTE HOMES, INC.
                      LONG TERM COMPENSATION DEFERRAL PLAN

               (As Amended and Restated Effective January 1, 2004)

                                TABLE OF CONTENTS
PREAMBLE                                                                                1

ARTICLE I  DEFINITIONS......................................................            2
1.1    Beneficiary..........................................................            2
1.2    Committee............................................................            2
1.3    Deferral Account.....................................................            2
1.4    Deferral Date........................................................            2
1.5    Deferral Period......................................................            3
1.6    Designated Employee..................................................            3
1.7    Determination Date...................................................            3
1.8    Disability...........................................................            3
1.9    Discretion...........................................................            3
1.10   Effective Date.......................................................            3
1.11   Election Form........................................................            3
1.12   Election Period......................................................            3
1.13   Employee.............................................................            3
1.14   Measurement Period...................................................            3
1.15   Payment Date.........................................................            3
1.16   Payment Period.......................................................            3
1.17   Performance Period...................................................            4
1.18   Performance Compensation Award.......................................            4
1.19   Prior Plan...........................................................            4
1.20   Retirement...........................................................            4
1.21   Target Cash Compensation Award.......................................            4

ARTICLE II  ELIGIBILITY.....................................................            4

ARTICLE III  DEFERRALS......................................................            4

ARTICLE IV  DEFERRAL ACCOUNT................................................            5
4.1    Creation and Maintenance of Deferral Account.........................            5
4.2    Earnings.............................................................            5

ARTICLE V  PAYMENTS.........................................................            5
5.1   Deferral Periods......................................................            5
5.2   Payment Period........................................................            5
      (a)    Payment Period For Regular Deferral Period.....................            6
      (b)    Payment Period For Termination Deferral Period.................            6
5.3   Payment Date..........................................................            6
5.4   Actual Payments.......................................................            6
5.5   Prior Plan Deferrals..................................................            7

ARTICLE VI  MISCELLANEOUS...................................................            7
6.1   No Trust..............................................................            7

6.2   Funding Arrangements..................................................            7
6.3   Nonforfeitability.....................................................            7
6.4   Spendthrift Provision.................................................            8
6.5   Successors, Etc.......................................................            8
6.6   Severability..........................................................            8
6.7   Governing Law.........................................................            8
6.8   No Employment Rights..................................................            8
6.9   Gender and Number Construction........................................            8
6.10  Incapacity of Recipient...............................................            8
6.11  Amendment and Termination of Deferral Plan............................            9
6.12  Interpretation........................................................
6.13  Procedures and Forms..................................................            9

                                    PREAMBLE

      Pulte Homes, Inc. (the "Company") established the Pulte Homes, Inc. Long Term Compensation Deferral Plan (the "Plan"), originally effective May 13, 1996, and as thereafter amended and restated effective January 1, 2000, to provide a select group management employees of the Company and its subsidiaries an opportunity to defer a portion of their Target Cash Compensation Award from the Pulte Corporation Long Term Compensation Plan (the "Long Term Compensation Plan") and/or their Performance Compensation Award under the Pulte Corporation Long Term Incentive Plan (the "Incentive Plan"). This document is adopted as an amendment and restatement of the Plan, effective January 1, 2004.

      The provisions of this amended and restated Plan are effective January 1, 2004, unless otherwise provided elsewhere in this document. With respect to either of the following that occurred before the Effective Date of this amendment and restatement: (1) deferrals into the Plan; or (2) employees who terminated their employment, the terms of the Plan as in effect on the deferral date or termination date, as applicable, shall apply, unless otherwise specified in this document.

                                    ARTICLE I
                                   DEFINITIONS

      The following words and phrases, wherever capitalized, shall have the following respective meanings, unless the context requires otherwise:

      1.1 "BENEFICIARY" means the person or persons designated in writing by the Designated Employee to the Company. Such a written designation may be made at any time by the Designated Employee and may, from time to time, be amended or revoked; provided, however, no designation, amendment or revocation thereof shall be effective if delivered to the Company after the Designated Employee's death, unless the Company shall otherwise consent. In the absence of an effective designation of Beneficiary, or if the designated Beneficiary shall not survive the Designated Employee, the Designated Employee's Beneficiary shall be deemed to be the individual (or the individuals in equal shares, per capita) in the first of the following classes of successive preference beneficiaries, of which there shall be any individual surviving the Designated Employee:

            (a)   his spouse;

            (b) his children (and the children of a deceased child, per stirpes);

            (c)   his parents; or

            (d) his brothers and sisters (and children of deceased brothers and sisters, per stirpes).

In the event of the failure of all of the above categories, the Designated Employee's estate shall be deemed to be his Beneficiary.

      1.2 "COMMITTEE" means the Compensation Committee of the Board of Directors of the Company, or such other committee as shall be specified by the Board of Directors to perform the functions and duties of the Compensation Committee under the Plan.

      1.3 "DEFERRAL ACCOUNT" means the bookkeeping account or accounts established by the Company with respect to the Designated Employee pursuant to
Article IV (Deferral Account) for the purpose of recording the amount of the Designated Employee's Target Cash Compensation Award and/or Performance Compensation Award being deferred pursuant to this Plan (and, for purposes of Section 4.2 (Earnings) only, deferred pursuant to the Prior Plan), the amount of any earnings credited thereto pursuant to Article IV (Deferral Account), and any payments made pursuant to Article V (Payments).

      1.4 "DEFERRAL DATE" means (a) with respect to the Long Term Compensation Plan, the first business day of the year following the Measurement Period during which a Target Cash Compensation Award is earned on which it is reasonably possible to credit amounts to a Designated Employee's Deferral Account, and (b) with respect to the Incentive Plan, the first business day of the year following the Performance Period during which a Performance Compensation Award is earned on which it is reasonably possible to credit amounts to a Designated Employee's Deferral Account.

      1.5 "DEFERRAL PERIOD" means the interval between the Deferral Date and the first Payment Date.

      1.6 "DESIGNATED EMPLOYEE" means an Employee designated by the Committee pursuant to Article II (Eligibility) as eligible under the Plan to defer his Target Cash Compensation Award and/or Performance Compensation Award earned for a particular Measurement Period and/or Performance Period, as applicable. A list of the Designated Employees for each Measurement Period and each Performance Period shall be maintained in the Company's records and is hereby incorporated by reference.

      1.7 "DETERMINATION DATE" means each December 31st and such other date or dates as of which the Company determines the balance of the Deferral Account.

      1.8 "DISABILITY" means a physical or mental condition of the Designated Employee which the Company finds would qualify him for a disability benefit under the Federal Social Security Act.

      1.9 "DISCRETION" means sole, absolute and uncontrolled discretion, with no requirement whatsoever that the Company and/or the Committee follow past practices, act in a manner consistent with past practices, or treat a Designated Employee in a manner consistent with the treatment afforded other Designated Employees with respect to the Plan.

      1.10  "EFFECTIVE DATE" means January 1, 2004.

      1.11 "ELECTION FORM" means the form provided by the Company on which each of the Designated Employee's elections are made under this Plan.

      1.12 "ELECTION PERIOD" means the period or periods designated by the Committee during which elections under Articles III (Deferrals) and V (Payments) must be made; provided, however, that the Election Period for a Performance Period shall be the ninety (90) day period beginning with January 1 of such Performance Period.

      1.13 "EMPLOYEE" means a person who is employed by the Company, or any of its subsidiaries, as a key employee, as determined by the Committee.

      1.14 "MEASUREMENT PERIOD" means the period of time during which a Target Cash Compensation Award is earned by a Designated Employee under the Plan and is deferred pursuant to Article III (Deferrals).

      1.15 "PAYMENT DATE" means, with respect to the Deferral Account, the date payments of the Deferral Account commence pursuant to Section 5.1 (Deferral Periods) and, for annual installments after the initial payment, the January 31st of each succeeding year until the Deferral Account has been paid in full.

      1.16 "PAYMENT PERIOD" means, with respect to a Deferral Account, the period between the dates on which payment of the Deferral Account initially commences and ends.

      1.17 "PERFORMANCE PERIOD" means the period of time during which a Performance Compensation Award is earned by a Designated Employee under the Incentive Plan and is deferred pursuant to Article III (Deferrals).

      1.18 "PERFORMANCE COMPENSATION AWARD" means the amount of compensation awarded to a Designated Employee under the Incentive Plan.

      1.19 "PRIOR PLAN" means the Pulte Corporation Long Term Compensation Plan as in effective from January 1, 2000, through December 31, 2003.

      1.20 "RETIREMENT" means a severance from service from the Company and its controlled group of corporations when the Designated Employee's age (at his last birthday) plus his years of service with the Company and its controlled group of corporations total at least seventy (70). Years of service for this purpose shall be measured, in whole years only, starting from the Designated Employee's date of hire with any member of the Company's controlled group of corporations (including service preceding any stock acquisition), with the passage of each anniversary of such date of hire counting as a year of service.

      1.21 "TARGET CASH COMPENSATION AWARD" shall mean the amount of compensation awarded to a Designated Employee under the Long Term Compensation Plan.

                                   ARTICLE II
                                   ELIGIBILITY

      Prior to the Election Period for each Deferral Period, the Committee shall identify, for that Deferral Period, (a) the Designated Employees who shall be eligible to defer their Target Cash Compensation Award and/or (b) the Designated Employees who shall be eligible to defer their Performance Compensation Award.

                                   ARTICLE III
                                    DEFERRALS

      During the Election Period, each Designated Employee may elect, on the Election Form(s), to defer the receipt of a percentage of his (a) Target Cash Compensation Award which would otherwise be payable under the Long Term Compensation Plan and/or (b) his Performance Compensation Award which would otherwise be payable under the Incentive Plan. This amount shall instead be distributed to the Designated Employee (or in the event of his death, to his Beneficiary) in accordance with the provisions of Article V (Payments). Separate Elections shall be made with respect the Designated Employee's Target Cash Compensation Award and Performance Compensation Award and each election shall be in five percent (5%) increments, or such other increments as may be specified by the Company, totaling not less than Ten Thousand Dollars ($10,000) and not more than ninety percent (90%) of the Designated

Employee's Target Cash Compensation Award and/or Performance Compensation Award, as applicable. The Company may, in its sole Discretion, further limit, at any time prior to the Deferral Date, the amount which can be deferred by any Designated Employee under this Plan.

                                   ARTICLE IV
                                DEFERRAL ACCOUNT

      4.1 Creation and Maintenance of Deferral Account. The Company shall establish a Deferral Account for each Designated Employee. The portion of each Designated Employee's Target Cash Compensation Award and/or Performance Compensation Award deferred pursuant to Article III (Deferrals) shall be credited to his Deferral Account as of the applicable Deferral Date. The Company may establish subaccounts within each Deferral Account for each Measurement Period and/or Performance Period. The Company shall maintain records for each Deferral Account and any subaccounts until the balance of the Deferral Account has been paid in full pursuant to Article V (Payments).

      4.2 Earnings. As of each Determination Date, the balance of the Designated Employee's Deferral Account shall be credited with an amount determined by multiplying the Deferral Account balance as of the Determination Date by a percentage equal to two hundred (200) basis points over the yield, as of January 1st of that year, on U.S. Treasury Notes with a term of five (5) years. The earnings credited shall be weighted to reflect the timing of credits and payments, if any, occurring during the year then ended. On January 1st of each year, the earnings rate shall be reviewed and adjusted, if necessary, to ensure that the rate is a minimum of two hundred (200) basis points over the prevailing yield on U.S. Treasury Notes with a term of five (5) years.

                                    ARTICLE V
                                    PAYMENTS

      5.1 Deferral Periods. For any Measurement Period and/or Performance Period after the Effective Date, the Deferral Period for the subaccount established within the Designated Employee's Deferral Account for that Measurement Period and/or Performance Period, as applicable, shall be the period set forth on the Designated Employee's Election Form(s) (not to exceed twenty
(20) years from the Deferral Date) (the "Regular Deferral Period"). Notwithstanding the preceding sentence, the Designated Employee's elected Deferral Period shall be overridden and end on the date of the Designated Employee's severance from service from the Company and its controlled group of corporations for any reason, including Disability or death, other than Retirement (the "Termination Deferral Period").

      5.2 Payment Period. Payments made by the Company with respect to the subaccounts established within the Designated Employee's Deferral Account for Measurement Periods and/or Performance Periods, as applicable, beginning on or after the Effective Date shall be paid over the period specified below.

            (a) Payment Period For Regular Deferral Period. At the end of the Regular Deferral Period described under Section 5.1 (Deferral Periods), payments shall be paid over the period specified by the Designated Employee in the Election Form (not to exceed ten (10) years.

            (b) Payment Period For Termination Deferral Period. At the end of the Termination Deferral Period described under Section 5.1 (Deferral Periods), payments shall be paid over the period specified by the Designated Employee in the Election Form (not to exceed three (3) years).

      5.3 Payment Date. Payments shall be made, or commence to be made, on the January 31st or July 31st that is at least six (6) months after the end of the applicable Deferral Period set forth in Section 5.1 (Deferral Periods), including payments as a result of the Designated Employee's death before payments commence. Annual installments made in accordance with Section 5.2(a) (Payment Period For Regular Deferral Period) and Section 5.2(b) (Payment Period For Termination Deferral Period) shall be paid each January 31st over the period specified on the Election Form(s); provided, however, that if the Designated Employee dies before the end of his elected payment period, the remaining balance in his subaccounts established within his Deferral Account for Measurement Periods and/or Performance Periods beginning on or after the Effective Date will be paid on the next January 31st or July 31st after his death.

      5.4 Actual Payments. Payments made by the Company with respect to the Designated Employee's Deferral Account shall be made in cash (reduced by required tax withholdings) and, for any reason other than the Designated Employee's death or election of a lump sum, annual payments shall be in an amount equal to a percentage of his relevant subaccount balance on the relevant Payment Date, determined by dividing the subaccount balance at the applicable Payment Date by the total remaining years of the payment term.

      Examples:   A.    Assume the Designated Employee remains actively
                        employed until the end of his elected Deferral Period and elected a five (5) year payment period.

                  B. Assume the Designated Employee dies while actively employed and before the end of his elected Deferral Period.

                  C. Assume the Designated Employee has a severance from service because of Disability and elected a two (2) year payment period.

                  D. Assume the Designated Employee elected a three (3) year payment period and dies after receiving his first scheduled payment.

Payment Date                      Percentage of Subaccount Account Balance Paid

                                  A.            B.           C.         D
First Payment Date                    20%       100%         50%       33-1/3%
Second Payment Date                   25%                    50%       67-2/3%
Third Payment Date                33-1/3%
Fourth Payment Date                   50%
Fifth Payment Date                   100%

      5.5 Prior Plan Deferrals. The Company shall pay to the Designated Employee the balance of the subaccounts within the Deferral Account established with respect to Prior Plan deferrals as set forth under the Prior Plan and the Designated Employee's elections for the applicable Measurement Period and/or Performance Period.

                                   ARTICLE VI
                                  MISCELLANEOUS

      6.1 No Trust. Nothing contained in this Plan and no action taken pursuant to the provisions hereof shall create or deem to create a trust of any kind, or a fiduciary relationship between the Company and the Designated Employee, his Beneficiary or any other person. To the extent that any person acquires the right to receive benefits from the Company under this Plan, such right shall be no greater than the right of any other unsecured general creditor of the Company, and such person shall have no claim on, or any beneficial interest in, any assets of the Company. The Company may establish bookkeeping reserves or any funding media, including grantor trusts, to cover its obligation to make the payments contemplated under Article V (Payments), but amounts designated in such bookkeeping reserves or contained in such funding media as are established shall remain solely those of the Company and shall be subject to the claims of the creditors of the Company until actually paid to the Designated Employee or his Beneficiary.

      6.2 Funding Arrangements. It is the Company's intention that the amounts deferred under this Plan shall be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. All such amounts shall continue for all purposes to be part of the general funds of the Company and the Plan shall constitute a mere promise by the Company to make benefit payments in the future. The Company may, but is not required to, deposit in a trust amounts sufficient to pay benefits under the Plan. Any trust created by the Company and any assets held by the trust to assist the Company in meeting its obligations under the Plan will conform to the terms of the model trust as described in Revenue Procedure 92-64. Any amounts deposited in a trust will be subject to the Company's general creditors.

      6.3 Nonforfeitability. The Designated Employee's rights to any payments under this Plan, shall at all times be nonforfeitable.

      6.4 Spendthrift Provision. Benefits, payments, proceeds, claims, rights or interest of the Designated Employee or his Beneficiary to or under this Plan shall not be subject in any manner to any claims, attachments or encumbrances due to the death, contracts, liabilities, engagements or torts of the Designated Employee or his Beneficiary, directly or indirectly, or be subject to any claim of any creditor of the Designated Employee or his Beneficiary, through legal process or otherwise; nor shall the Designated Employee or his Beneficiary be able or permitted in any manner to transfer, encumber, pledge, anticipate, alienate, sell, or assign any such benefits, payments, proceeds, claims, rights or interest, contingent or otherwise.

      6.5 Successors, Etc. This Plan shall be binding upon and benefit the Company and its successors, and the Designated Employee and his Beneficiary, their heirs and personal representatives, all in accordance and subject to the terms of this Plan.

      6.6 Severability. Each provision of this Plan shall be independent of and separable from every other provision of this Plan and should any provision of this Plan be deemed or be declared to be contrary to or unenforceable under any law, whether constitutional, statutory or otherwise, all of the remaining provisions of this Plan shall remain in full force and effect.

      6.7 Governing Law. This Plan shall be governed in all respects, whether as to validity, construction, capacity, performance or otherwise, under the laws of the State of Michigan, except to the extent superseded by federal law.

      6.8 No Employment Rights. The Designated Employee's relationship with the Company is that of an employee at will and the Company may terminate his employment with the Company at any time, with or without cause. Nothing contained in this Plan shall be construed as conferring upon the Designated Employee the right to continue in the employ of the Company as an executive or in any other capacity.

      6.9 Gender and Number Construction. In all cases where they would so apply, words used in the masculine gender shall be construed to include the feminine gender, and words used in the singular shall be construed to include the plural.

      6.10 Incapacity of Recipient. In the event the Designated Employee or his Beneficiary is declared incompetent and a conservator or other person legally charged with the care of his person is appointed, any benefits under this Plan to which such Designated Employee or Beneficiary is entitled shall be paid to such appointed person.

      6.11 Amendment and Termination of Deferral Plan. This Plan may be amended or terminated by the Company at any time with respect to amounts not yet credited to the Designated Employee's Deferral Account; provided however, no such termination shall affect the Designated Employee's interest in amounts previously deferred. In the event the Plan is terminated, the Company may, in its sole Discretion, immediately distribute the balance of the Designated Employee's Deferral Accounts regardless of the Deferral Periods elected pursuant to Section 5.1 (Deferral Periods).

      6.12 Interpretation. The Committee shall have exclusive and final authority and Discretion with respect to (a) the interpretation and implementation of the terms and provisions of this Plan and (b) the adoption or amendment of such procedures or practices as it deems necessary, helpful or appropriate, in its sole and absolute Discretion, for purposes of administering this Plan.

      6.13 Procedures and Forms. The Committee may establish such procedures and forms as are appropriate to implement matters under the Plan.

      IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its duly authorized officer, this ________ day of December, 2003, to be effective January 1, 2004.

                                    PULTE HOMES, INC.

                                    By: _________________________

                                           Its:  ________________